CUSTODIAL AGREEMENT , 2000

This Custodial Agreement is entered into at San Francisco, CA on the above date, by and between

Byzantine Ventures, Inc. hereinafter referred to as ("Undersigned") and First Republic Bank (dba First

Republic Trust Company) hereinafter called the ("Custodian"), to perform the following services with respect to the securities and cash described in the attached Schedule "A" and other property from time to time delivered to and accepted by the Custodian for this account.

1. CUSTODY OF SECURITIES

The Custodian shall hold in custody, segregated at all times from that of any other persons, until otherwise directed by the Undersigned, all securities, cash and other property delivered to it for the account of the

Undersigned. All such property shall be held or disposed of by the Custodian for and subject at all times to the instructions of the Undersigned, except as otherwise agreed herein.

  COLLECTION AND DISBURSEMENT OF INCOME

The Custodian is authorized to collect all interest, dividends, distributions and other income and credit it to this account. Income and principal cash will be combined and reported on a one-line accounting basis on Undersigned's statement.

The Custodian is authorized to collect all income and credit it to this account. Income and principal cash will be accounted for separately and reported on a two-line accounting basis on Client's statement. Income will be remitted in accordance with Client's instructions under Sec. 18 of this Agreement.

3. COLLECTION AND DISBURSEMENT OF PRINCIPAL

The Custodian is authorized to collect payments of principal, including proceeds from called and matured bonds, or other assets sold; and until otherwise instructed, the Custodian shall invest said principal cash in a short-term money market instrument.

4. CUSTODIAN HAS NO INVESTMENT RESPONSIBILITY

The Custodian is to have only such investment responsibility as is indicated below:

The Custodian shall have no right, duty or responsibility to recommend, initiate, or approve any investment or reinvestment of the assets of the account. The Custodian is authorized to sell, purchase,

exchange, invest, deposit, or take other action with respect to the assets of the account at such price, at such time and upon such terms and conditions set forth herein or as directed by the following:

a. The Undersigned's Authorized Representatives as defined and set forth in Section 17-b.

b.

whom the Undersigned has employed as investment counselor

5. PURCHASES AND SALES BY UNDERSIGNED OR INVESTMENT COUNSELOR

Such sales, purchases, exchanges, deposits and investments shall be for the account and at the risk of the

Undersigned. The Custodian is to use its best efforts to comply, in a timely manner, with such directions and place orders, but shall be under no responsibility for failure to comply if it acted with reasonable promptness and in good faith. Settlements are to be made on a delivery versus payment basis.

6. NOTIFICATIONS

The Custodian will use its best efforts to notify the Undersigned of such payments and of stock splits,

stock subscription offers and rights, stock dividends, exchanges of securities, mergers and other changes in the status of the Undersigned's securities. If the Custodian does not receive instructions from the Undersigned regarding stock subscription offers and rights within five days of their expiration,

the Custodian is authorized to sell such rights at the market.

7. FRACTIONAL SHARES AT CUSTODIAN'S DISCRETION

The Custodian is authorized, in its discretion, to sell any fractional share of stock or to purchase an additional fraction to complete one share using cash from either income or principal.

8. DIRECTIONS MUST BE INITIALLY OR SUBSEQUENTLY CONFIRMED IN WRITING

Written instructions and directions will be personally signed by the Undersigned's Authorized

Representative(s). The Custodian, in its discretion, may accept oral instructions, which the Custodian believes to be genuine. However, written directions confirming these communications must be received by the Custodian within four business days thereafter. Written instructions include a facsimile transmission of written instruction.
  REGISTRATION OF SECURITIES

All registered securities shall be held:

a. in the name of the Custodian's nominee or nominee(s) of the Custodian's account in a depository/safekeeping environment; or

b. in the name of the Undersigned unless otherwise agreed by the parties hereto.

10. ATTORNEY-IN-FACT

The Custodian is authorized to execute on behalf of the Undersigned any endorsements, assignments,

stock or bond powers or other instruments of transfer required for the exercise of its duties hereunder and is hereby appointed attorney-in-fact for the Undersigned for such purposes. The Undersigned hereby ratifies and confirms all that said attorney-in-fact shall do or cause to be done pursuant to the above.

11. PROXIES

The Custodian shall forward all proxies received as instructed below:

a. The Undersigned

b. The Investment Counselor as set forth in 4(b) above

c. The Custodian shall vote proxies in favor of management unless otherwise instructed by the Undersigned's Authorized Representative.

2.

12. STATEMENT

The Custodian shall furnish the Undersigned a statement of deposits, withdrawals and transactions in the

Undersigned's account and a statement of assets held in such account:

Monthly Quarterly Annually Semi-Annually

A copy of said statements shall also be furnished to:

Aurelio Yuen, Benson & Neff, 1 Post Street, Suite 2150, San Francisco, CA 94104 and

David G. Chrencik, Price Waterhouse Coopers, LLP, 333 Market Street, San Francisco, CA 94105

13. INDEMNITY OF CUSTODIAN BY UNDERSIGNED AND ATTORNEY'S FEES
  The Undersigned agrees to reimburse, indemnify and hold the Custodian harmless from any and all liability,

  loss, claim, damage or expense, including attorney's fees, and costs (except for gross negligence or willful misconduct on the part of the Custodian) resulting from the Custodian's exercise of or failure to exercise any authority or power granted to it hereunder or from claims of third parties or from any taxes or other governmental charges and expenses related thereto. The Custodian is authorized to hold or to apply the property, including cash, in this account for such indemnification or reimbursement.

  In the event that either the Undersigned or the Custodian brings any action in connection with the enforcement of this Custodial Agreement, the prevailing party in such action shall be entitled to receive from the other party reasonable attorney's fees and costs relating to such action or proceeding.

14. FEES

  The Custodian shall be entitled to reasonable fees for its ordinary and usual duties, in accordance with current fee schedules and as changed from time to time, which are authorized to be charged to this account. In addition, for any unusual or extraordinary services, including termination, litigation and matters relating to taxation, the Custodian shall be entitled to further reasonable compensation. The

Custodian shall use its best efforts to give reasonable prior notice that such unusual or extraordinary services are required and the compensation to be charged by the Custodian for such services.

b. The Undersigned authorizes the Custodian promptly to pay not to pay from this account any fee invoice submitted for services rendered by:

15. WITHDRAWALS

The Undersigned may withdraw any and all property in the Undersigned's account at any time upon written direction or receipt signed by the Undersigned, or Authorized Representative, subject to the

Custodian's fee or expenses.

3.

16. AMENDMENT OR TERMINATION

This Agreement may be modified or amended at any time by written instrument in such manner as may be mutually agreed upon by the Custodian and the Undersigned and may be terminated at any time either by Custodian or the Undersigned by notification in writing. Thereupon, all property of whatever nature shall be paid over, delivered or surrendered as designated in writing by the Undersigned, upon paying the

Custodian fees and expenses and giving the Custodian a receipt.

17. DOCUMENTS
  The Custodian shall execute on behalf of the Undersigned any declarations, affidavits, certificates of ownership, or federal income tax ownership certificates as may be required with respect to any assets held in the account. The Undersigned is (are) (a) citizen(s) of and that the Undersigned's legal residence is:

The Undersigned is a corporation organized under the laws of the state of Delaware

The Undersigned agrees to notify the Custodian promptly, in writing, in case of change of citizenship or of legal residence.

  The Authorized Representatives of the Undersigned are its President and Chief Operating Officer.

  The signature of the President alone shall be sufficient for all instructions. The signature of the Chief

  Operating Officer alone shall be sufficient for instructions with respect to cash amounts less than $5,000.00.

  If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be carried into effect.

  This Agreement has been executed in the State of California, and unless otherwise provided herein, its validity, construction and all rights hereunder shall be governed by the laws of that State.

18. INCOME TO BE DISTRIBUTED AS FOLLOWS:

a. directly to the account of Undersigned at Bank

for credit to Account No.:

b. by "ACH" transfer directly to the account of the Undersigned at ___________________________

Bank for credit to Account No. , (Please enclose a voided check);

c. by check to Undersigned at the address shown below or as from time to time changed;

d. identify it as income cash on Custodian's books and records and, until otherwise instructed, maintain it in a short-term money market instrument.

In the event that Custodian is not instructed, or is unable to comply with instructions, regarding the disposition of the income cash, Custodian shall proceed as set forth in 18 (d) above.

4.

19. SPECIAL INSTRUCTIONS

The Custodian has the following special instructions: Notwithstanding the provisions of section 15,

the Undersigned shall have no authority hereunder to take or have possession of any property in the

Undersigned's account or to direct delivery of any securities or payment of any funds held in the account to any of its directors, officers, employees, affiliates or agents, except as the President authorizes for the payment of dividends.

This Custodial Agreement and the terms and conditions contained therein are hereby agreed to by the parties signing below:

Byzantine Ventures, Inc. Tax I.D. No. 94-3354819

By:

Robert D. Leppo, President

By:

Susan Singleton, Chief Operating Officer

Primary Address: Attn. Robert D. Leppo, President

5655 College Avenue, Suite 250

Oakland, CA 94618

Accepted:

FIRST REPUBLIC TRUST COMPANY

By:

, 2000

5.